SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $808,584.24
B Recoveries this period relating to Defaulted Recvbles $6,029.72 C Repossessions this period relating to Defaulted Receivabl$0.00 D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $10,380.60
E Interest earnings this period on Certificate Account
  balances                                            $23,205.68
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $38,901.10
G Investment Earnings on the cash collateral account depos
  deposit                                             $38,390.87

1 TOTAL REVENUES                                   $ 925,492.21

H Certificateholder Interest                         $520,468.71
I Defaulted Receivables this period                  $247,449.73
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $87,054.11
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $17,791.70
P Loan Fee on Loan                                     $2,450.90

2 TOTAL EXPENSES                                    $875,465.15

3 EXCESS SPREAD                                      $ 50,027.06
Q Pool Balance on first day of related Collection
  Period                                         $104,464,929.00


  EXCESS SPREAD PERCENTAGE                               .57%

  Three month average Excess Spread Percentage             1.89%
  Six month average Excess Spread Percentage               1.99%



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 CONTRACTS

 R # of contracts on first day of Collection Period      13,885
 S # scheduled pay off
 T # prepayment in full                                     342
 U Defaulted contracts                                        10

 4 # of contracts on last day of Collection Period       13,533


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $104,464,929.00
 W Scheduled principal received this period
 X Principal repayments received this period        $4,948,463.99
 Y Defaulted receivables this period                   $    29,236.29
 5 Pool Balance on last day of related Collection
 Period                                          $ 99,487,228.72

   OTHER DATA

 Weighted average original term of remaining contracts   57.85
 Weighted average remaining term of remaining contracts  30.30
 Weighted average APR of remaining contracts             9.73%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $ 96,378,573.52       96.88%           13,161
  30-59 days   $ 1,542,521.57         1.55%               193
  60-89 days        375,882.45          0.38%                42
  90-119 days       316,344.97         0.32%                 38
 120-149 days       247,387.59         0.25%                 34
 150-179 days        160,495.09        0.16%                 21
 180+days            466,023.53         0.47%                44

 TOTAL        $ 99,487,228.72    100.00%          13,533